Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Amendment No. 5 to the Registration Statement on Form S-1 of USBC, Inc. of our report dated March 24, 2026, relating to the consolidated financial statements, which appears in USBC Inc.’s Transition Report on Form 10-K for the transition period ended December 31, 2025 (as amended). We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ BPM LLP

Santa Rosa, California
August 27, 2026